UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)
September 27, 2005
US Airways Group, Inc.
(Commission file number: 1-8444)
and
US Airways, Inc.
(Commission file number 1-8442)
(Exact Names of Registrants as specified in their charters)

Delaware	US Airways Group, Inc. 54-1194634
(State of Incorporation	US Airways, Inc. 53-0218143
of both registrants)	(I.R.S. Employer Identification Nos.)

111 West Rio Salado Parkway, Tempe, Arizona 85281
(Address of principal executive offices)
(480) 693-0800
(Registrants’ telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
FORWARD-LOOKING STATEMENTS
SIGNATURES
EXHIBIT INDEX
EX-10.1 WARRANT TO PURCHASE COMMON STOCK/AIR TRANSPORTATION STABILIZATION BOARD
EX-10.2 WARRANT TO PURCHASE COMMON STOCK/AFS CAYMEN LIMITED

Item 1.01    Entry into a Material Definitive Agreement
     On September 27, 2007, US Airways Group, Inc. (“US Airways Group”) consummated the transactions contemplated by its plan of reorganization, including its previously announced merger transaction with America West Holdings Corporation (“America West Holdings”). As a result of the merger, America West Holdings became a wholly owned subsidiary of US Airways Group.
1.  Amended and Restated ATSB Guaranteed Loans
     In connection with the consummation of such transactions, on September 27, 2005, US Airways, Inc., as borrower (“US Airways”), entered into an Amended and Restated Loan Agreement (the “US Airways ATSB Loan”) with the Air Transportation Stabilization Board (the “ATSB”), the lenders party to the agreement from time to time (the “Lenders”), Citibank, N.A., as Agent, Wilmington Trust Company, as Collateral Agent, Citicorp North America, Inc. as Govco Administrative Agent, and US Airways Group and certain subsidiaries of US Airways Group party to the agreement. Also on September 27, 2005, America West Airlines, Inc., as borrower (“AWA”), entered into an Amended and Restated Loan Agreement (the “AWA ATSB Loan”, and together with the US Airways ATSB Loan, the ATSB Loans) with the ATSB, the lenders party to the agreement from time to time (the “Lenders”), Citibank, N.A., as Agent, Wilmington Trust Company, as Collateral Agent, and US Airways Group, Inc. and certain subsidiaries of US Airways Group party to the agreement. The ATSB Loans amend and restate the previously outstanding loans of both US Airways and AWA, each guaranteed in part by the ATSB.
     The US Airways ATSB Loan is in the amount of $583 million, of which $525 million is guaranteed by the ATSB under the Air Transportation Safety and System Stabilization Act. The US Airways ATSB Loan bears interest as follows:
•	90% of the US Airways ATSB Loan (Tranche A), the guaranteed portion of the loan, was funded through a participating lender’s commercial paper conduit program and bears interest at a rate equal to the conduit provider’s weighted average cost related to the issuance of certain commercial paper notes and other short term borrowings plus 0.30%, provided that portions of Tranche A that are held by the ATSB or by an assignee and no longer subject to such commercial paper conduit program bear interest at LIBOR plus 40 basis points, and portions of Tranche A that are under certain circumstances assigned free of the ATSB guarantee bear interest at LIBOR plus 6.0%; and

•	10% of the US Airways ATSB Loan (Tranche B) bears interest at the greater of the Tranche A interest rate plus 6.0% and LIBOR plus 6.0% from a current rate of LIBOR plus 4.0%.
     In addition, US Airways is charged an annual guarantee fee in respect of the ATSB guarantee equal to 6.0% of the guaranteed amount (initially $525 million). The US Airways ATSB loan also reschedules amortization payments for US Airways with semi-annual payments beginning on March 31, 2007, and continuing through September 30, 2010.
     The AWA ATSB Loan is in the amount of $300 million, of which $266 million is guaranteed by the ATSB. Certain third party counter-guarantors have fully and unconditionally guaranteed the payment of an aggregate amount of $32 million of the remaining principal amount of the loan plus accrued and unpaid interest thereon. The AWA ATSB Loan bears interest at a rate of LIBOR plus 40 basis points. The guarantee fee on the AWA ATSB Loan is 8.0% with annual increases of 5 basis points. The amortization payments under the AWA ATSB Loan, which did not change from the prior loan, become due in seven installments of $43 million on each March 31 and September 30, commencing on September 30, 2005 and ending on September 30, 2008. The AWA ATSB Loan also requires a premium, in certain instances, for voluntary prepayments. AWA made a voluntary prepayment of $9 million dollars in principal amount on September 27, 2005, after closing of the AWA ATSB Loan, prepaying in full the portion of the loan subject to one of the counter-guarantees, which prepayment has been applied pro rata against each scheduled amortization payment.
     The US Airways ATSB Loan is guaranteed by US Airways Group and all of its domestic subsidiaries, with certain limited exceptions, and is secured by a first priority lien on substantially all of the present and future assets of US Airways Group and the other loan parties not otherwise encumbered, other than certain specified assets, including assets which are subject to other financing agreements (subject to an increased amortization requirement if US Airways is unable to pledge or grant a perfected lien in its leasehold interest in certain airport facilities). The AWA ATSB Loan is also guaranteed by US Airways Group and all of its domestic subsidiaries, with certain limited exceptions, and is secured by a second lien in the same collateral.
     The ATSB Loans also:
•	require certain prepayments from the proceeds of specified asset sales by US Airways Group and the other loan parties, as discussed in more detail below;

•	revise the mandatory prepayment provisions of both loans to allocate prepayments between US Airways and AWA, conform the prepayment obligations under the two loans, and provide for mandatory prepayments upon certain debt and equity issuances (including issuances of certain convertible notes, secured and unsecured debt, equity and hybrid securities) and sale-leasebacks, asset sales, changes in control and collateral value deficiencies, subject, in the case of the AWA Loan, to the right of lenders to decline certain mandatory prepayments;

•	implement certain financial covenants, including minimum cash requirements (as described in more detail below) and required minimum ratios of earnings before interest, taxes, depreciation, amortization and aircraft rent to fixed charges;

•	contain customary affirmative covenants and the following negative covenants: restrictions on liens, investments, restricted payments, acquisitions, changes in fiscal year, sale and leasebacks, transactions with affiliates, conduct of business, mergers or consolidations, amendments to other indebtedness and certain other documents; creation of negative pledges; speculative transactions; asset sales; and handling of spare parts;

•	contain customary events of default, including payment defaults, cross-defaults, breach of covenants, bankruptcy and insolvency defaults and judgment defaults; and

•	modify the transferability provisions of the loans to allow certain tranches of the loans to be transferred to qualified institutional buyers without the benefit of the ATSB guarantee, provided that interest on a transferred tranche will accrue at the interest rate applicable to such tranche plus the guarantee fee that would otherwise have been payable to the ATSB.
     US Airways Group is required to maintain consolidated unrestricted cash and cash equivalents, less: (a) the amount of all outstanding advances by credit card processors and clearing houses in excess of 20% of the air traffic liabilities; (b) $250 million presumed necessary to fund a subsequent tax trust (to the extent not otherwise funded by US Airways Group); (c) $35 million presumed necessary to post collateral to clearing houses (to the extent not posted); and (d) any unrestricted cash or cash equivalents held in unperfected accounts; in an amount (subject to partial reduction under certain circumstances upon mandatory prepayments made with the net proceeds of future borrowings and issuances of capital stock) not less than:
•	$525 million through March 2006;

•	$500 million through September 2006;

•	$475 million through March 2007;

•	$450 million through September 2007;

•	$400 million through March 2008;

•	$350 million through September 2008; and

•	$300 million through September 2010.
     US Airways must pay down the principal of its loan with the first $125 million of net proceeds from specified asset sales identified in connection with its Chapter 11 proceedings, whether completed before or after emergence. US Airways then retains the next $83 million of net proceeds from specified assets sales, and must pay 60% of net proceeds in excess of an aggregate of $208 million from specified asset sales to the ATSB. Any such asset sales proceeds up to $275 million are to be applied in order of maturity, and any such asset sales proceeds in excess of $275 million are to be applied pro rata across all maturities in accordance with the loan’s early amortization provisions. US Airways completed in excess of $125 million in asset sales prior to emergence from the Chapter 11 proceedings, satisfying the minimum prepayment requirement.
2.  Warrants
     On September 27, 2005, in connection with the merger of America West Holdings and Barbell Acquisition Corp., the wholly owned subsidiary of US Airways Group and pursuant to the terms of the original warrants issued to the ATSB and AFS Cayman Limited (“AFS”) by America West Holdings, US Airways Group issued to the ATSB and AFS warrants to purchase up to 7,735,770 and 386,925 shares, respectively, of US Airways Group common stock in replacement of the warrants previously held by them. On October 1, 2005, US Airways Group entered into an agreement with the ATSB to purchase all of its outstanding warrants for an aggregate purchase price of approximately $115.8 million.
     The following summary description of the warrants sets forth the general terms and provisions of the warrants.
     Exercise Period. Each warrant is exercisable at any time on or prior to January 18, 2012.
     Exercise Price And Other Terms. Each warrant will entitle its holder to purchase the shares of common stock specified on the face of the warrant at a price of $7.27 per share, subject to adjustment in accordance with the anti-dilution and other adjustment provisions described below. The holder of each warrant will be able to exercise the warrant, in whole or part, by delivering to US Airways Group the certificate representing the warrant, the exercise notice properly completed and executed and payment of the aggregate exercise price for the number of shares of common stock as to which the warrant is being exercised. The exercise price will be payable at the option of each warrant holder:
•	in cash or by check payable to the order of US Airways Group;

•	in the case of the warrants held by the ATSB, by cancellation of indebtedness including indebtedness under the US Airways, Inc. and America West Airlines, Inc. loan agreements guaranteed by the ATSB; or

•	by cashless exercise, pursuant to which the warrant holder will receive the number of shares of common stock as is equal to the product of (1) the number of shares of common stock being exercised under the warrant multiplied by (2) a fraction, the numerator of which is the market price per share of common stock at such time minus the exercise price per share of common stock at such time, and the denominator of which is the market price per share of common stock at such time.
     Each warrant may be exercised at any time in whole or in part at the applicable exercise price until its applicable expiration date, as described above. No fractional shares of US Airways Group’s common stock will be issued upon the exercise of the warrants. US Airways Group will pay a cash adjustment instead of fractional shares equal to the product resulting from multiplying the fractional amount by the fair market value of one share of common stock. The fair market value shall be the average daily market price for the 20 trading days ending on the last trading day before the date of determination of the fair market value.
     Upon exercise of each warrant, US Airways Group will deliver a stock certificate representing the number of shares that were exercised under the warrant, with the certificate to be issued and delivered as soon as practicable after the warrant is exercised. If the warrant is not fully exercised, US Airways Group will execute a new warrant exercisable for the remaining shares and deliver the new warrant at the same time as the stock certificate for the exercised shares.
     Adjustments. The exercise price of each warrant and the number of shares of common stock purchasable upon the exercise of each warrant may, with certain exceptions, be subject to adjustment in certain situations. Within five business days following the effective date of any such adjustment, US Airways Group will compute the adjustment and provide the respective warrant holder with a certificate setting forth the adjustment and the facts on which it is based. The following circumstances trigger adjustments:
•	Upon any dividend or distribution of common stock to the holders of any class of common stock, split or other subdivision of the outstanding shares of common stock or the combination of the outstanding shares of common stock into a smaller number of shares, the exercise price and number of shares of common stock issuable upon exercise of the warrant will be increased or decreased proportionately as appropriate.

•	Upon the issuance of any rights, options or warrants to holders of any class of common stock to subscribe for or purchase shares of any class of common stock or securities convertible into any class of common stock at a price per share less than the greater of (1) the then current market price or (2) the then effective exercise price of the warrant (initially $7.27), the exercise price and number of shares of common stock issuable upon exercise of the warrant will be increased or decreased proportionately as appropriate. Any adjustment so made, however, will be recalculated at the expiration of the exercise period of such rights, options or warrants to take into consideration only those rights, options or warrants actually exercised. There are generally no adjustments for issuances of stock or options under US Airways Group’s stock plans.

•	Upon the issuance or distribution to holders of any class of common stock, of evidences of US Airways Group’s indebtedness, cash or other assets, shares of any class of capital stock or any other security (other than common stock) or rights to subscribe therefor (other than as described above), the exercise price and number of shares of common stock issuable upon exercise of the warrant will be increased or decreased proportionately as appropriate. Any adjustment made as a result of the grant of subscription rights, however, will be recalculated at the expiration of the exercise period of such subscription rights to take into consideration only those subscription rights actually exercised.

•	Upon a tender or exchange offer by US Airways Group (other than an odd lot offer) for any class of common stock at a price in excess of the market price of the common stock at the expiration of the tender of exchange offer, the exercise price of the warrant and number of shares of common stock issuable by US Airways Group will be adjusted as appropriate.

•	Upon a dividend or other distribution of rights or warrants to holders of any class of common stock that, prior to a “triggering event” are (1) transferable with such shares of common stock, (2) not exercisable and (3) issued in respect of future issuances of common stock, the exercise price of the warrant and number of shares of common stock issuable by US Airways Group will be adjusted as appropriate upon the occurrence of a triggering event.

•	Upon any (1) consolidation or merger with or into another corporation (other than a consolidation or merger in which US Airways Group is the surviving corporation and the common stock is not exchanged for securities, property or assets issued or delivered or paid by another person or entity) or (2) lease, sale or conveyance of all or substantially all of US Airways Group’s property or assets, an adjustment will be made to enable the warrant holder to receive, in lieu of the shares of common stock that might otherwise have been purchased upon exercise of the warrant, the kind and number of shares and/or other securities and/or property and assets and/or cash receivable in such event that the holder would otherwise have been entitled to receive had the holder exercised the warrant immediately prior to such consolidation, merger, lease, sale or conveyance.

•	Upon any reclassification or change of, or recapitalization involving, common stock, including any such reclassification, change or recapitalization effected in connection with a consolidation or merger in which US Airways Group is the surviving corporation and the common stock is exchanged for shares and/or other securities and/or property or assets and/or cash issued, delivered or paid by US Airways Group, an adjustment will be made to enable the warrant holder to receive, in lieu of the shares of common stock that might otherwise have been purchased upon exercise of the warrant, the kind and number of shares and/or other securities and/or property and assets and/or cash receivable in such event that the holder would otherwise have been entitled to receive had the holder exercised the warrant immediately prior to such reclassification, change, consolidation or merger.

•	If US Airways Group issues shares of any class of common stock, warrants or other convertible securities (subject to certain exclusions set forth in the warrant) at a price, conversion price or exercise price (including any adjustments thereof) per share less than the greater of (1) the fair market value of the class of common stock then being issued at the time of such issuance (or if being issued in an underwritten offering, the market price on the day that such offering is being priced) or (2) the then effective exercise price of the warrant (initially $7.27), then the exercise price of the warrant will be adjusted on a “weighted average” formula basis.
     Warrant Holder Not A Stockholder. The warrants do not entitle the holders to any voting or other rights as are accorded to US Airways Group’s stockholders nor are the holders subject to any liability for the exercise price or as a stockholder whether asserted by US Airways Group or US Airways Group’s creditors.

     Transfer, Exchange And Exercise. Each warrant may be presented for transfer, exchange or exercise at any time on or prior to its expiration date, at which time the warrant will become wholly void and of no value. If a market for either warrant develops, the holder may sell the warrant instead of exercising it. US Airways Group has agreed to use best efforts to list the warrants for trading on a national securities exchange. However, US Airways Group can give no assurance that it will be able to do so. In addition, US Airways Group can give no assurance as to the liquidity or development of any market for the warrants, the ability of a holder to sell the warrants or any portion thereof or the price at which a holder would be able to sell the warrants or any portion thereof. The trading price of the warrants will depend on the price of US Airways Group’s common stock, the market for similar securities and other factors, including economic conditions and US Airways Group’s financial condition, performance and prospects.
     US Airways Group will not impose a charge for any exercise, exchange or transfer of the warrants, but US Airways Group may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer.
     Any issuance by US Airways Group of the shares of common stock upon exercise of the warrants must be made by US Airways Group pursuant to an effective registration statement or pursuant to an exemption from the registration requirements of the Securities Act. In addition any issuance and any disposition may require registration or qualification under applicable state securities laws.
     In addition, US Airways Group has agreed to file a registration statement with respect to the warrants and the underlying common stock.

     The description of the warrants is qualified in its entirety by reference to the full text of the warrants, copies of which are attached as Exhibits 10.1 and 10.2 of this Current Report on Form 8-K and incorporated herein by reference.
3. Airbus A350 Purchase Agreement
     On September 27, 2005, US Airways Group, US Airways and AWA entered into an Airbus A350 Purchase Agreement with AVSA, S.A.R.L., an affiliate of Airbus S.A.S. This agreement provides for the delivery of 20 A350 aircraft during the period 2011 through 2014. The agreement contains terms and conditions with respect to aircraft price, escalation, payment terms and pre-delivery payments, inspection and certification, technical acceptance, excusable and inexcusable delays, warranties and service life policy, patent and copyright indemnity, technical data and training aids, training, supplier product support, indemnities and insurance, assignments and transfers, and termination events. AVSA, S.A.R.L. also agreed to provide backstop financing with respect to a substantial number of these A350 aircraft.
4. Airbus Purchase Agreement Amendments
     On September 27, 2005, US Airways Group entered into Amendment 16 to the A319/A320/A321 Purchase Agreement dated as of October 31, 1997 among US Airways Group and AVSA, S.A.R.L. The amendment provides for the rescheduling of 19 firm order A320 family aircraft for delivery during the period 2009 and 2010. The amendment also modifies other provisions of the Purchase Agreement relating to the deletion of certain aircraft cancellation rights and the rescheduling of aircraft.

     On September 27, 2005, U S Airways Group entered into Amendment 10 to the A330/340 Purchase Agreement dated as of November 24, 2998 among US Airways Group and AVSA, S.A.R.L. The amendment provides for the rescheduling of ten firm order A330-200 aircraft for delivery during the period 2009 and 2010 and allows for cancellation in the event that US Airways takes certain deliveries under the A350 Purchase Agreement described above. Other provisions of the Purchase Agreement which have been modified by the amendment relate to the application of existing pre-delivery payments, adjustments to various cancellation rights and the cancellation of the right for additional A330 aircraft.
     On September 27, 2005, AWA entered into Amendment No. 9 and Amendment No. 10 to the Airbus A320/A319 Purchase Agreement dated as of September 12, 1997 between AWA and AVSA, S.A.R.L. Amendment No. 9 provides for the rescheduling of 11 firm order A320 family aircraft for delivery during 2009. Amendment No. 10 sets forth provisions for restructuring fees and adjustments to escalation provisions and added purchase rights for aircraft.
5. Airbus Term Loans
     On September 27, 2005, US Airways and AWA entered in to two loan agreements with Airbus Financial Services (“AFS”), as Initial Lender and Loan Agent, Wells Fargo Bank Northwest, National Association, as Collateral Agent, and US Airways Group, as guarantor, with commitments in initial aggregate amounts of up to $161 million and up to $89 million (the “Airbus $161 Million Loan” and the “Airbus $89 Million Loan” and, collectively, the “Airbus Loans”). The Airbus Loans bear interest at a rate of LIBOR plus a margin, subject to adjustment.
     On September 27, 2005, all of the Airbus $161 Million Loan and $14 million of the Airbus $89 Million Loan were drawn and are available for use for general corporate purposes. The remaining portion of the Airbus Loans is payable in multiple draws upon the occurrence of certain conditions, including the taking of delivery of certain aircraft, on the due dates for certain amounts owing to AFS or its affiliates to refinance such amounts, after payment of certain invoices for goods and services provided by AFS or its affiliates, or upon receipt by AFS of certain amounts payable in respect of existing aircraft financing transactions. The full amount of the Airbus Loans is expected to be available by the end of 2006.
     Amounts drawn upon the Airbus Loans are drawn first upon the Airbus $161 Million Loan until it has been drawn in its full amount, in which event the remaining portion of the $250 million total commitment will be drawn upon the Airbus $89 Million Loan. The amortization payments under the Airbus $161 Million Loan will become due in equal quarterly installments of $13 million beginning on March 26, 2008, with the final installment due on December 31, 2010. The outstanding principal amount of Airbus $89 Million Loan will be forgiven in writing December 31, 2010, or an earlier date, if on that date the outstanding principal amount of, accrued interest on, and all other amounts due under the Airbus $161 Million Loan have been paid in full.

     The Airbus Loans are secured by: a lien on spare parts and certain engines of AWA, which lien has second priority upon such spare parts and engines behind AWA’s existing spare parts and engine loan agreements with General Electric Capital Corporation; a lien on five Airbus A321 aircraft previously financed by an affiliate of AFS; and predelivery payments and other deposits held in respect of certain purchase agreements with AWA, US Airways or US Airways Group. The Airbus Loans are obligations of US Airways and AWA, guaranteed by US Airways Group.
     The Airbus Loans also:
•	require certain prepayments (payable with respect to the Airbus $161 Million Loan and, if principal and interest has otherwise become due, the $89 Million Loan) from the proceeds of sales of assets constituting collateral for the Airbus Loans;

•	contain customary affirmative covenants and the following negative covenants: restrictions on liens, mergers or consolidations, and restriction on certain approvals under the US Airways ATSB Loan and the AWA ATSB Loan; and

•	contain customary events of default, including payment defaults, cross-defaults to certain specified obligations, breach of covenants and bankruptcy and insolvency defaults.
     In connection with a transfer or sale, the transferred portion of the loans may, upon the request of AFS, be amended to add prepayment premiums, make-whole amounts or other prepayment terms and conditions which are at the time customary for comparable financings in the relevant markets, as determined by review of up to three investment banks. US Airways, AWA and US Airways Group have agreed, upon request, to cooperate with AFS to effect a sale or transfer of the loans.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant
     The information in Item 1.01 above under the headings “Amended and Restated ATSB Guaranteed Loans” and “Airbus Term Loans” is incorporated herein by reference.
     In addition, on September 27, 2005, the agreement dated August 8, 2005 (the “Amended Credit Card Agreement”) among AWA, US Airways Group and Juniper Bank, a subsidiary of Barclays PLC (“Juniper”), amending AWA’s co-branded credit card agreement with Juniper, dated January 25, 2005 (the “Original Credit Card Agreement”) and assigning the Original Credit Card Agreement to US Airways Group became effective in accordance with its terms, as amended as of September 26, 2005. The description of this agreement set forth in Item 1.01 of the Current Report on Form 8-K filed by US Airways Group on August 12, 2005 is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits
     The following exhibits are filed with this report.

Exhibit No.	Description

10.1	US Airways Group, Inc. Warrant to Purchase Common Stock, dated September 27, 2005, issued to the Air Transportation Stabilization Board

10.2	US Airways Group, Inc. Warrant to Purchase Common Stock, dated September 27, 2005, issued to AFS Cayman Limited
FORWARD-LOOKING STATEMENTS
     Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the outlook of US Airways Group (the “Company”), expected fuel costs, the RASM environment, and expected financial performance. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results, the combined companies’ plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the ability of the Company to obtain and maintain any necessary financing for operations and other purposes (including compliance with financial covenants); the ability of the Company to maintain adequate liquidity; the impact of changes in fuel prices; the impact of economic conditions; changes in prevailing interest rates; the ability to attract and retain qualified personnel; the ability of the companies to attract and retain customers; the ability of the Company to obtain and maintain commercially reasonable terms with vendors and service providers; the cyclical nature of the airline industry; competitive practices in the industry, including significant fare restructuring activities by major airlines; labor costs; security-related and insurance costs; weather conditions; government legislation and regulation; relations with unionized employees generally and the impact and outcome of the labor negotiations; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks or other global events; the impact of the resolution of remaining claims in US Airways Group’s Chapter 11 proceedings; the ability of the Company to fund and execute its business plan following the Chapter 11 proceedings and the merger; and other risks and uncertainties listed from time to time in the companies’ reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the filings of US Airways Group and America West Holdings with the SEC, which are available at www.usairways.com and www.americawest.com, respectively.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

US Airways Group, Inc. (REGISTRANT)
Date: October 3, 2005	By:	/s/ Derek J. Kerr
Derek J. Kerr
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

US Airways, Inc. (REGISTRANT)
Date: October 3, 2005	By:	/s/ Derek J. Kerr
Derek J. Kerr
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	US Airways Group, Inc. Warrant to Purchase Common Stock, dated September 27, 2005, issued to the Air Transportation Stabilization Board

10.2	US Airways Group, Inc. Warrant to Purchase Common Stock, dated September 27, 2005, issued to AFS Cayman Limited